UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 18, 2007
(Date of earliest event reported)

HERMAN MILLER, INC.
(Exact name of registrant as specified in its charter)

Michigan (State or Other Jurisdiction of incorporation)	001-15141 (Commission File No.)	38-0837640 (IRS Employer Identification No.)

855 East Main Avenue Zeeland, Michigan (Address of Principal Executive Offices)	49464 (Zip Code)

(616) 654-3000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On December 19, 2007, Herman Miller, Inc. issued a press release announcing its financial results for the quarter and six-month period ended December 1, 2007. A copy of the press release is attached as Exhibit 99.1.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 18, 2007, Herman Miller, Inc. completed a debt financing transaction involving the issuance of $200 million in senior unsecured private placement notes. $50 million of these notes are due in January 2015, and bear interest at a fixed annual coupon rate of 5.94%. The remaining $150 million is due in January 2018 and bears interest at a fixed annual coupon rate of 6.42%. Banc of America Securities, LLC, and J.P. Morgan Securities Inc., acted as joint placement agents in the transaction. The funding date of the transaction is scheduled for January 3, 2008. The company intends to use proceeds from the notes for an accelerated share repurchase of its stock.

Also on December 18, 2007, the company completed a refinancing of its existing unsecured credit facility, which increased its borrowing capacity from $150 million to $250 million. Wells Fargo Bank and Wachovia Bank acted as joint lead arrangers on the new five-year variable rate facility which includes a $100 million increase option, subject to customary conditions. The facility may be used to refinance existing debt, provide working capital, or other general corporate purposes.

Item 7.01.	Regulation FD Disclosure

On December 19, 2007, Herman Miller, Inc. issued a press release announcing its plans to utilize an Accelerated Share Repurchase (ASR) program to repurchase $200 million of its outstanding shares. The company plans to retain Morgan Stanley as the lead financial counterparty in the ASR transaction, which is expected to begin in January 2008.

On December 19, 2007, Herman Miller, Inc. entered into a Stock Purchase Agreement to acquire Brandrud Furniture, Inc. (“Brandrud”). Brandrud is a Seattle-based manufacturer of healthcare furnishings, with an emphasis on seating products for patient rooms, patient treatment areas, and public spaces such as lobbies and waiting areas. Brandrud also serves the higher education and office markets. The closing of the transaction is anticipated to be on or before February 1, 2008, subject to customary conditions including the successful completion of due-diligence. The company issued a press release on December 19, 2007 announcing this acquisition. A copy of this press release is attached as Exhibit 99.2.

The information in this Form 8-K under Items 2.02 and 7.01 and the attached Exhibits shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

Exhibits.

99.1	Press release dated December 19, 2007
99.2	Press release dated December 19, 2007

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 19, 2007	HERMAN MILLER, INC. (Registrant) By: /s/ Curtis S. Pullen —————————————— Curtis S. Pullen Chief Financial Officer

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